Exhibit 4.1

[***]    TEXT OMITTED AND FILED SEPARATELY
CONFIDENTIAL TREATMENT REQUESTED

REGISTRATION RIGHTS AGREEMENT

MCM CAPITAL GROUP, INC.

Dated as of December 20, 2000

[***]	Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                 TABLE OF CONTENTS

i

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of the 20th day of December, 2000 by and among MCM Capital Group, Inc., a Delaware corporation (the “Company”). and CFSC Capital Corp. VIII, a Delaware corporation (together with its Affiliated Stockholders (as herein defined), if any, “[***]”). Capitalized terms used but not otherwise defined herein have their respective meanings set forth in Section 9.

        WHEREAS, [***] has entered into a Credit Agreement, dated as of December 20, 2000 (the “Credit Agreement”), with MRC Receivables Corporation, a wholly owned subsidiary of the Company pursuant to which [***] agreed to lend MRC Receivables Corporation up to $75 million for the purchase of portfolios of charged-off receivables and other uses, on the terms and subject to the conditions therein set forth;

        WHEREAS, the Company agreed to issue to [***] warrants to purchase the common stock of the Company, on the terms and subject to the conditions set forth in the Warrant Agreement between the Company and [***], dated as of December 20, 2000 (the “Warrant Agreement”);

        WHEREAS, it is a condition of the consummation of the transactions contemplated by the Credit Agreement that the Company and [***] enter into this Agreement for the purpose of providing for certain registration rights for the benefit of holders of Registrable Securities (as hereinafter defined);

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1. Registrations Rights.

        1.1.       Incidental Registration. If the Company at any time proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a registration on Form S-4 or S-8 or any successor form) it shall give written notice thereof to each Stockholder. If within 10 days after the receipt of any such notice, any Stockholder requests that the Company include all or any portion of the Registrable Securities owned by such Stockholder or issuable upon exercise of Warrants owned by such Stockholders in such registration, then, subject to subsection (a) below, the Company will give prompt written notice to all holders of Warrants and Registrable Securities regarding such proposed registration. Upon the written request of any such holder made within 10 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities, together with any other securities proposed to be registered by other holders of the Company’s securities exercising incidental registration rights with respect thereto, on a pro rata basis (based on the number of Registrable Securities proposed to be registered by each such requesting holder and the number of other registrable securities proposed to be registered by each such other holder) in accordance with such intended method or methods of disposition, provided that:

    (a)        the Company shall not include any Registrable Securities of holders of Registrable Securities in such proposed registration if it believes in good faith that inclusion of such securities would not be in the best interests of the Company, provided that the Company will include in such registration that number of Registrable Securities and/or Warrants of the holders of Registrable Securities and/or Warrants that such managing underwriter and the Company determine would not be adverse to the best interests of the Company and provided further that the Company

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

shall give the holders of Registrable Securities prompt notice after any such determination has been made (in lieu of the notice otherwise required under the second sentence of this Section 1.1);

    (b)        if, at any time after giving written notice pursuant to this Section 1.1 of its intention to register equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and/or Warrants and, thereupon, shall not be obligated to register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith); and

    (c)        if, in connection with a registration pursuant to this Section 1.1, the managing underwriter of such registration (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) shall advise the Company in writing (with a copy to each holder of Registrable Securities and/or Warrants requesting registration thereof) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the offering price or the market price of the Common Stock or would otherwise jeopardize the offering, then in the case of any registration pursuant to this Section 1.1, the Company will include in such registration, the number of securities which the Company is so advised can be sold in such offering without such material adverse effect, in the following order of priority:

first, if such registration is initiated by the Company pursuant to Section 1.1 of either of the Prior Registration Rights Agreements, the “Registrable Securities of all Stockholders (including the Requesting Party)” (with the preceding phrase having the same meaning as used in Section 1.4 of the Prior Registration Rights Agreements) together with the Registrable Securities of the Stockholders, if any, exercising incidental registration rights with respect to the Prior Registration Rights Agreements, on a pro rata basis (based on the number of shares of “Registrable Securities” owned by each such “Stockholder”, as such terms are defined in the Prior Registration Rights Agreements, as applicable);

second, the securities (if any) being sold by the Company; and

third, the Registrable Securities of the Stockholders, if any, exercising incidental registration rights with respect thereto, together with securities, if any, of any other holder of securities of the Company exercising incidental registration rights with respect thereto, on a pro rata basis (based on the number of shares of registrable securities owned by each such holder), subject to the limitations of Section 4.

        Notwithstanding the foregoing, the holders of Registrable Securities will not be entitled to participate in any registration pursuant to this Section 1.1 to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banker) shall determine in good faith and in writing (with a copy to each affected Person requesting registration of Registrable Securities) that the participation of any such holder would adversely affect the marketability or offering price of the securities being sold by the Company or any Stockholder in such registration. The parties acknowledge that nothing herein grants demand registration rights to the holders of Registrable Securities

    1.2.                     Expenses. The Company will pay all Registration Expenses in connection with any registration requested and effectuated under Section 1.1; provided that each seller of Registrable Securities shall pay all Registration Expenses to the extent required to be paid by such seller under applicable law and all underwriting discounts and commissions and transfer taxes, if any.

    2.              Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.1, the Company will promptly:

(a)	prepare, and as soon as practicable, but in any event within 60 days thereafter, file with the Commission, a registration statement with respect to such Registrable Securities, on such form as is determined by the Company to be appropriate under the circumstances, make all required filings with the NASD and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable;

(b)	prepare and promptly file with the Commission such amendments and post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so ong as is required to comply with the provisions of the Securities Act and to complete the disposition of all securities covered by such registration statement in accordance with the intended method or methods of disposition thereof, but in no event for a period of more than six months after such registration statement becomes effective;

(c)	furnish copies of all documents proposed to be filed with the Commission in connection with such registration to counsel selected by the holders of at least 51 % of the Registrable Securities proposed to be sold in connection with such registration (suchholders, the “Majority Holders”), and such documents shall be subject to the review of suchcounsel and the Majority Holders, and the Company shall not file any registration statement or amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which either such counsel or the Majority Holders, as the case may be, shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(d)	furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrabie Securities owned by such seller in accordance with the intended method or methods of disposition thereof;

(e)	use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition of such Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof, provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

(f)	use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(g)	notify each seller of any Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or existence of any fact as a result of which the prospectus included in such registration statement as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)	otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of such registration statement;

(i)	notify each seller of any Registrable Securities covered by such registration statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

(j)	use its reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement as soon as practicable;

(k)	use its reasonable best efforts (i) (A) to list such Registrable Securities on any securities exchange on which the equity securities of the Company are then listed or, if no such equity securities are then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange, or (a) if such listing is not practicable, to secure designation of such securities as a NASDAQ “national market system security” within the of Rule 11Aa2-l under the Exchange Act or, failing that, to secure NASDAQ authorization for such Registrable Securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD, and (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent upon sale of the Registrable Securities pursuant to such registration (A) to release any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or the lead underwriter; and

(l)	use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

As a condition to its registration of Registrable Securities of any prospective seller, the Company may require such seller of any Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller, its ownership of Registrable Securities and the disposition of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith, together with such certificates, if any, as may be required to permit the delivery of the opinions and comfort letters contemplated by Section 2(g) and the execution of the underwriting agreement and the delivery of the documents required to be delivered thereunder. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

        The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any Registrable Securities covered thereby by name, or otherwise identifies such seller as the holder of any Registrable Securities, without the consent of such seller, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law.

        By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(i), such holder will promptly discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(1).If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, in such holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 2(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2(i).

    3.        Underwritten Offerings.

    3.1.       Underwriting Agreement. If, for any underwritten offering pursuant to a registration requested under Section 1.1, the Company enters into an underwriting agreement with the underwriters for such offering, any such underwriting agreement shall contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation and unless waived by the Majority Holders, indemnities to the effect and to the extent provided in Section 7.

        The holders of Registrable Securities to be distributed by such underwriter shall be parties to such underwriting agreement. No underwriting agreement (or other agreement in connection with such offering) shall require any Stockholder, in its capacity as stockholder and/or controlling Person, to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Securities and such holder’s intended method or methods of disposition and any other representation customarily furnished by selling stockholders in similar transactions or required by law.

    3.2       Selection of Underwriters. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account pursuant to an underwritten offering in which holders of Registrable Securities are participants, the Company will have the right to select the managing underwriter (which shall be of nationally recognized standing) to administer the offering.

    4.       Holdback Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than on Form S-4 or S-8 or any successor form) or is required to effect the registration of any securities pursuant to any registration rights agreement or similar contractual undertaking, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if it is then an officer, director or the beneficial owner (determined in accordance with Rule 13d-3 under the Exchange Act) of more than 5% of any class of the Company’s equity securities (or any securities convertible into or exchangeable or exercisable for any of such securities), not to effect any public sale or distribution of the Company’s equity securities (other than pursuant to such registration), within seven days prior to and 90 days (unless advised in writing by the managing underwriter that a longer period, not to exceed 180 days, is required, or such shorter period as the managing underwriter for any underwritten offering may agree) after the effective date of the registration statement relating to such registration, except its part of such registration.

    5.       Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to the financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued audit reports on its financial statements as shall be reasonably requested,by such holders in connection with such registration statement.

    6.       Other Registration Rights. Each Stockholder acknowledges that the Company is a party to (i) that certain Amended and Restated Registration Rights Agreement dated as of October 30, 2000 by and among the Company, C.P. International Investments Limited, MCM Holding Company LLC, CTW Funding LLC, and certain other parties named therein, (ii) that certain Registration Rights Agreement dated as of January 12, 2000, by and among the Company and ING (US) Capital LLC and its Affiliated Stockholders (together, the “Prior Registration Rights Agreements”), and (iii) that certain Registration Rights Agreement dated as of May 22, 2000, by and among the Company, West Capital Financial Services Corp., and WCFSC Special Purpose Corporation and their Affiliated Stockholders, and consents to all terms and provisions thereof. To the extent that the Prior Registration Rights Agreements provide demand or incidental registration rights that are of a higher priority to the rights granted to holders of Registrable Securities hereunder, or to the extent there is any conflict between any term or provision of the Prior Registration Rights Agreements and any term or provision set forth herein, the parties acknowledge and agree that the terms and provisions of the Prior Registration Rights Agreements shall take priority over the terms and provisions of this Agreement. The Company may grant to any Person any other registration rights from and after the date hereof.

    7.       Indemnification.

    7.1.       Indemnification bv the Company. In the event of any registration of any Registrable Securities pursuant to this Agreement, the Company agrees to indemnify, defend and hold harmless (a) each seller of such Registrable Securities, (b) the directors, members, stockholders, officers, partners, employees, agents and Affiliates of such seller, (c) each Person who participates as an underwriter in the offering or sale of such securities and (d) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing against any and all losses, claims, damages, expenses or other liabilities (or actions or proceedings in respect thereof), jointly or severally, directly or indirectly, based upon or arising out of (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with enforcing its rights hereunder or under the underwriting agreement entered into in connection with such offering or investigating, preparing, pursuing or defending any such loss, claim, damage, liability, action or proceeding, except insofar as any such loss, claim, damage, liability, action, proceeding or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof, or (B) any preliminary prospectus to the extent that any such loss claim, damage, liability, action or proceeding results solely from the fact that the seller sold Registrable Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the, written confirmation of such sale, a copy of the final prospectus in any case where such delivery is required by the Securities Act, if the Company has previously furnished copies thereof in sufficient quantity to the seller or the underwriters for such offering and the loss, claim, damage, liability, action or proceeding results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by such indemnified party and shall survive the transfer of such Registrable Securities by such seller. If the Company is entitled to, and does, assume the defense of the related action or proceedings provided herein, then the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed). The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to indemnification of the seller of Registrable Securities.

    7.2.        Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 1.1, that the Company shall have received an undertaking reasonably satisfactory to it from each of the prospective sellers of such Registrable Securities to indemnify and hold harmless, severally, not jointly, in the same manner and to the same extent as set forth in Section 7.1, the Company, its directors, officers, employees, agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, but only with respect to any written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. The Company and the holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such holders, the only information furnished to or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) transactions between such holder and its Affiliates, on the one hand, and the Company, on the other hand, (b) the beneficial ownership of shares of Common Stock by such holder and its Affiliates and (c) the name and address of such holder. If any additional information about such holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence of this Section 7.2. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Registrable Securities by such seller. The indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld or delayed). The indemnity provided by each seller of Registrable Securities under this Section 7.2 shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of Registrable Securities pursuant to such registration statement giving rise to such liability.

    7.3.       Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action or proceeding, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof except for the reasonable fees and expenses of any counsel retained by such indemnified party to monitor such action or proceeding. Notwithstanding the foregoing, if such indemnified party reasonably determines, based upon advice of independent counsel, that a conflict of interest exists between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel or that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The rights accorded to any indemnified party hereunder shall be in addition to any rights that such indemnified party may have at common law, by separate agreement or otherwise.

7.4.	Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration (other than under the Securities Act) or other qualification of such Registrable Securities under any federal or state law or regulation of any governmental authority.

7.5.	Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 7 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party, with respect to an indemnifiable loss, claim, damage, liability or expense incurred by such indemnified party.

    7.6.       Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, actions, proceedings or expenses in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Registrable Securities and the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage, liability, action, proceeding or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7.6 except to the extent as such party would have been liable to indemnify under this Section 7 if such indemnification were enforceable under applicable law.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

    8.        Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company and each other Stockholder that:

    (i)                       such Stockholder has the power, authority and capacity (or, in the case of any Stockholder that is a corporation or limited partnership, all corporate or limited partnership power and authority, as the case may be) to execute, deliver and perform this Agreement;

    (ii)        in the case of a Stockholder that is a corporation or limited partnership, the execution, delivery and performance of this Agreement by such Stockholder has been duly and validly authorized and approved by all necessary corporate or limited partnership action, as the case may be;

    (iii)        this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally and general principles of equity; and

(iv) the execution, delivery and performance of this Agreement by such Stockholder does not and will not violate the terms of or result in the acceleration of any obligation under (A) any material contract, commitment or other material instrument to which such Stockholder is a party or by which such Stockholder is bound, (B) in the case of a Stockholder that is a corporation or limited partnership, the certificate of incorporation, certificate of limited partnership, by-laws or limited partnership agreement, as the case may be, or (C) any law, statute, regulation, order or decree applicable to such Stockholder.

    9.       Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

Affiliate: (i) with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (ii) with respect to any natural Person, (A) the spouse, parents and direct descendants of such Person, (B) the estate, testamentary trust, trustees, executors, administrators, legatees or testamentary beneficiaries of such Person, and (C) any trust established by such Person for the exclusive benefit of any of the foregoing Persons.

Affiliated Stockholder: with respect to [***], each of its Affiliates if and so long as it owns any Warrants or Registrable Securities and has agreed in writing to be bound by the terms and conditions of this Agreement, a copy of which agreement shall have been delivered to the Company.

Board: the board of directors of the Company.

Commission: the Securities and Exchange Commission.

Common Stock: the Common Stock of the Company, par value $.01 per share, and any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification of such Common Stock.

Credit Agreement: as defined in the recitals of this Agreement.

Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Majority Holders: as defined in Section 2(c).

NASD: National Association of Securities Dealers, Inc.

NASDAQ: the Nasdaq National Market.

Permitted Transferee: as defined in Section 10.2.

Person: an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality, thereof.

Prior Registration Rights Agreements: as defined in Section 6.

Registrable Securities: the 621,576 shares of Common Stock issued or issueable upon exercise of the Warrants issued to [***] pursuant to the Warrant Agreement and any other shares of

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock when issued. As to any particular shares of Common Stock, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 under the Securities Act or are eligible for resale by the holder thereof without regard to volume limitation pursuant to paragraph (k) of Rule 144 under the Securities Act, (iii) such securities shall have been otherwise transferred other than to a Permitted Transferee and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

Registration Expenses: all expenses incident to the Company’s performance of or compliance with any registration pursuant to this Agreement, including, without limitation, (i) registration, filing and NASD fees, (ii) fees and expenses of complying with securities or blue sky laws, (iii) fees and expenses associated with listing securities on an exchange or NASDAQ, (iv) word processing, duplicating and printing expenses, (v) messenger and delivery expenses, (vi) transfer agents’, trustees’, depositories’, registrars’ and fiscal agents fees, (vii) reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters, (viii) reasonable fees and disbursements of any one counsel retained by the sellers of Registrable Securities, which counsel shall be designated in the manner specified in Section 2 and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time.

Stockholders: [***] and each of its Affiliated Stockholders, in each case if and so long as such Stockholder owns any Warrants or Registrable Securities.

Warrant Agreement: as defined in the recitals of this Agreement.

Warrants: the warrants to purchase 621,576 shares of Common Stock issued under the Warrant Agreement.

    10.        Miscellaneous.

    10.1.        Rule 144, etc. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

    10.2.        Successors. Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors and permitted assigns under this Section 10.2. Provided that an express assignment shall have been made, a copy of which shall have been delivered to the Company, the provisions of this Agreement which are for the benefit of a holder of Registrable Securities and/or Warrants shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities and/or Warrants to which such Registrable Securities and/or Warrants are transferred in compliance with the provisions of such Registrable Securities and/or Warrants (“Permitted Transferees”), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or to take certain actions, contained herein.

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

    10.3.        Amendment and Modification. This Agreement may be amended, modified or supplemented by the Company with the written consent of a majority (by number of shares) of the holders of Registrable Securities, provided that all Stockholders shall be notified of such amendment, modification or supplement.

    10.4.        Governing Law. This Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware, without giving effect to the choice of law principles thereof.

    10.5.        Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

    10.6.              Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows:

(i) If to the Company, to it at:

MCM Capital Group, Inc. 5775 Roscoe Court San Diego, California 92123 Attention: Chief Executive Officer Telecopier No.: (858)309-6999

with a copy to:

MCM Capital Group, Inc. 5775 Roscoe Court San Diego, California 92123 Attention: General Counsel Telecopier No.: (858)309-6999

(ii) If to [***], to it at:

CFSC Capital Corp. VIII 12700 Whitewater Drive Minnetonka, MN 55343 Attention: Jon Taxdahl Telephone: (952) 984-3469 Telecopy: (952)984-3898

with a copy to:

Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402-3901 Telecopier No.: (612)336-3026

[***]     Omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the eighth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered or (z) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

    10.7.        Headings; Execution in Counterparts. The headings and captions contained herein are for convenience and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

    10.8.        Injunctive Relief. Each of the parties recognizes and agrees that money damages may be insufficient and, therefore, in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which such party may have.

    10.9.        Term. This Agreement shall be, effective as of the date hereof and shall continue in effect thereafter until the earlier of (a) its termination by the consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding, and (c) the date on which all remaining Registrable Securities are subject to immediate resale by the holder thereof without regard to volume limitation pursuant to paragraph (k) of Rule 144 under the Securities Act.

    10.10.        Further Assurances. Subject to the specific terms of this Agreement, each of the Company and the Stockholders shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

    10.11.              Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

MCM CAPITAL GROUP, INC. By: /S/ Carl C. Gregory, III —————————————— Name: Carl. C Gregory III Title: President

CFSC CAPITAL CORP. VIII BY: /S/ Greggory S. Haugen —————————————— Name: Greggory S. Haugen Title: V.P.